                                                                   EXHIBIT 10.34


May 23, 2002

Dr. Tushar Gheewala
501 Castano Corte
Los Altos, CA  94022

Dear Tushar:

It gives us great pleasure to extend this offer of employment to join Virage Logic Corporation (the "Company"). As you know, a significant asset and reason for the Company's proposed acquisition of In-Chip Systems, Inc. ("Merger") was the goodwill developed by you and In-Chip. We believe you have been and will continue to be an essential part of the success of In-Chip's business and for that reason we have set forth in this offer letter the vesting and noncompete provisions contemplated by the Agreement and Plan of Reorganization dated May 4, 2002 among the Company, In-Chip Acquisition, Inc. and In-Chip ("Merger Agreement"), which provisions are express conditions of the closing of the Merger.

Your position will be a Vice President, SoC Platforms of the Company, reporting to the Chief Executive Officer of the Company, and will be in charge of logic design technologies and products. In this position you will receive a salary of $170,000 on an annual basis, payable bi-weekly. You will also be eligible to participate in the incentive bonus pool and post-Merger stock option grants to former In-Chip employees as set forth in the Merger Agreement and after the expiration of the incentive bonus pool in any other incentive or bonus programs generally available to other senior executives of the Company.

IF YOU ARE TERMINATED BY THE COMPANY FOR ANY REASON OTHER THAN CAUSE OR YOU TERMINATE YOUR EMPLOYMENT WITH GOOD REASON, YOU WILL BE PAID A LUMP SUM SEVERANCE AMOUNT EQUAL TO SIX MONTHS OF YOUR SALARY AS OF THE TIME OF TERMINATION AND YOU WILL BE ENTITLED TO CONTINUED PARTICIPATION ON THE SAME BASIS (INCLUDING COST CONTRIBUTIONS) AS THE OTHER SENIOR EXECUTIVES OF THE COMPANY IN ALL BENEFIT PLANS IN WHICH YOU WERE PARTICIPATING PRIOR TO SUCH TERMINATION UNTIL SIX MONTHS AFTER SUCH TERMINATION OR THE DATE YOU ARE ELIGIBLE TO RECEIVE COVERAGE AND BENEFITS UNDER THE SAME TYPE OF PLAN OF A SUBSEQUENT EMPLOYER. YOU SHALL BE UNDER NO OBLIGATION TO MITIGATE YOUR DAMAGES OR TO SEEK OTHER EMPLOYMENT, AND IF YOU OBTAIN OTHER EMPLOYMENT, ANY COMPENSATION EARNED BY YOU THEREFROM SHALL NOT REDUCE THE COMPANY'S SEVERANCE OBLIGATIONS HEREUNDER.

You will have the opportunity to participate, according to the terms of the respective plans, in a comprehensive package of benefits, including 401(k), medical, dental and vision coverage, on the basis provided to other senior executives of the Company. In addition, you will be eligible for four weeks of Paid Time Off, one floating holiday and ten paid holidays per year.

This offer is contingent upon your ability to present documentation evidencing your compliance with terms of the Immigration Reform and Control Act of 1986, as well as your signing the "Noncompetition/Nonsolicitation Agreement" attached as Attachment B and the "Employment Invention and Confidential Information Agreement" attached as Attachment C.

While the Company expects you to devote your fulltime business efforts to the success of the Company, you may be involved in other activities to the extent such activities do not adversely affect your performance for the Company, do not cause you to violate your fiduciary duty to the Company and do not cause you to violate any agreement you have with the Company, including but not limited to the following permissible activities: service on boards of directors of not-for-profit companies; service on boards of directors of for-profit companies with the consent of the Company's board of directors, which consent shall not be unreasonably withheld; charitable and civic activities; and management of personal passive investments, provided that if any such passive investment is in a company which engages in business competitive with that conducted by the Company, it is a publicly held corporation and your investment may not exceed 5% of the company's total outstanding stock.

The Company and you agree that any dispute regarding the interpretation or enforcement of the provisions of this letter shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum. The filing fees and arbitrator's fees and costs in such arbitration will be borne by the Company. In the arbitration, the parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law.

Further, this offer does not constitute, and may not be construed as, a commitment to employment for any specific duration. Your employment with the company will be at-will, which means that you may leave the Company or the Company may require you to leave its employ, at any time, and for any reason. This letter sets forth the exclusive terms of your offer of employment, and you acknowledge that you have not relied on any representations or statements, whether oral or written, regarding your employment with the Company.

This letter shall be governed by, enforced under, and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.

Your signature below will signify your acceptance of our employment offer effective as of the closing of the Merger. Tushar, we are excited about the opportunity to have you join our Company.

Very truly yours,

/s/ James Pekarsky
James Pekarsky
Chief Executive Officer,
Virage Logic



 /s/ Tushar Gheewala                         5/24/02
----------------------------------------   ---------------
Signature of Tushar Gheewala               Date

                                                                    ATTACHMENT A

               "CAUSE" means:

                      (i) Executive's willful and material misappropriation of
               the funds or property of the Company;

                      (ii) Executive's use of alcohol or illegal drugs,
               materially interfering with the performance of the Executive's obligations under his employment agreement with the Company;

                      (iii) Executive's conviction in a court of law of, or
               entering a plea of guilty or no contest to, any felony;

                      (iv) Executive's willful misconduct in the performance of
               or egregious inattention to his duties, which willful misconduct or egregious inattention has resulted or is likely to result in substantial and material damage or loss of a reasonably attainable and material opportunity to the Company; or

                      (v) the material breach by Executive of the restrictive
               covenants contained the Noncompetition Agreement between Executive and the Company, which breach causes material damage to the Company;

provided that in any such case Executive has been given written notice by the board of directors of the Company and has not cured or corrected the action or breach within 30 days after such written notice; provided further that no act or failure to act on Executive's part shall be deemed "willful" unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

               "DISABILITY" means that the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days.

               "GOOD REASON" means:

                      (i) a material diminution in Executive's job title,
               position, duties or responsibilities or a reduction in Executive's base salary, bonus opportunity or employee benefits;

                      (ii) a change such that Executive reports to any office
               other than the Chief Executive Officer of the Company or its successor;

                      (iii) failure by the Company to pay Executive any
               compensation otherwise vested and due if such failure continues for ten business days following notice to the Company thereof;

                      (iv) relocation of Executive's office more than 20 miles
               from Parent's headquarter offices as of the date hereof; provided that Executive continuing to work in the location where the offices of In-Chip are located immediately prior to the Merger shall not constitute "Good Reason" for purposes of this clause
               (iv);

                      (v) the requirement by the Company that Executive travel
               outside the San Francisco Bay/San Jose Area for more than ten days per month over a four consecutive month period; or

                      (vi) failure of the Company to obtain the assumption of
               the Employment Agreement by any successor to substantially all of the stock, assets or business of the Company.

               "CHANGE OF CONTROL" means the occurrence of any of the following:

                      (i) consummation of any reorganization, merger or
               consolidation (each a "Reorganization"), unless following such Reorganization more than 50% of the outstanding equity of the entity resulting from such Reorganization continues to be beneficially owned, directly or indirectly, by Persons beneficially owning more than 50% of the outstanding equity before such Reorganization;

                      (ii) the sale or other disposition of all or substantially all of its assets;

                      (iii) any "person" or "group" (as such terms are used in
               Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of securities representing more than 30% of the combined voting power of the then outstanding securities; provided that no Change of Control shall be deemed to occur (A) if Adam Kablanian acquires up to 40% of the combined voting power of Parent or (B) by reason of Parent's ownership of all of the securities of the Surviving Corporation; or

                      (iv) individuals who at the beginning of any two-year
               period constituted the board of directors of such company and any new directors, whose election by the board or nomination for election by such company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the board;

provided, however, that a transaction shall not constitute a Change of Control if its sole purpose is to change the state of incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the company's securities immediately before such transaction.

                                                                    ATTACHMENT B

                    NONCOMPETITION/NONSOLICITATION AGREEMENT

               This Noncompetition/Nonsolicitation Agreement (this "AGREEMENT") is made this 23rd day of May, 2002 by and between In-Chip Acquisition, Inc., a California corporation (the "COMPANY"), and Tushar Gheewala (the "EXECUTIVE"). This Agreement is a condition of closing under an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") by and among Virage Logic Corporation, a Delaware corporation ("Parent"), the Company, a California corporation and wholly-owned subsidiary of Parent, and In-Chip Systems, Inc., a California corporation ("Target").

1. The Executive agrees and acknowledges it is a legitimate interest of the Company, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Company, that the Executive make the covenants contained herein and that the Company would not have entered into this Agreement and Parent would not have entered into the Merger Agreement without the covenants set forth in this Agreement.

2. The parties hereto also agree and acknowledge that the covenants given in this Agreement are incident to the sale of the business and goodwill of Target under the Merger Agreement, and that such covenants are being given for the benefit of the Company. Accordingly, the Executive agrees that during the period that he is employed by the Company and, except as set forth in paragraph 16 of this Agreement, thereafter through the later of (x) the third anniversary of the Closing Date (as defined in the Merger Agreement) and (y) one year after the Date of Termination (such period being referred to as the "RESTRICTED PERIOD"), he shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

                      (i) Except with the prior written consent of the Company's
               Board of Directors, become an adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder (except passive investments of not more than 5% of the total outstanding capital stock of a publicly held company), owner, co-owner, consultant, or member of any of Artisan, Virtual Silicon, Avant!, Dolphin, Nurlogic or LEDA or any successor thereof (each, a "RESTRICTED COMPANY"); provided that on January 1 and July 1 of each year prior to notice of termination of your employment with the Company, the Company may, upon written notice to you, revise the list of Restricted Companies so long as each Restricted Company directly competes with the business of the Company and the number of Restricted Companies at any time does not exceed six companies; provided further that in the case of any company whose principal business does not compete with that of the Company, the term "Restricted Company" shall only apply to any division or divisions of such company that are in direct competition with the Company;

                      (ii) attempt in any manner to solicit from any customer
               business of the type performed by the Company or to persuade any customer to cease to do business or to reduce the amount of business which any such customer has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through the Executive's efforts;

                      (iii) solicit, persuade or attempt to persuade any
               employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by any person, firm or entity other than the Company; or

                      (iv) render to or for any customer any services of the type which are rendered by the Company.

3. As used in this Agreement, the term "COMPANY" shall include Parent and subsidiaries and affiliates of the Company and Parent, and the term "CUSTOMER" shall mean (1) anyone who is a customer of the Company on the Date of Termination, or if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the "DETERMINATION DATE"); and (2) anyone who was a customer of the Company at any time during the one year period immediately preceding the Determination Date. In addition, if the customer is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "CUSTOMER GROUP"), the term "customer" as used herein shall include each entity, division and operating unit of the Customer Group where the same management group of the Customer Group has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company.

4. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" includes all confidential or proprietary information about the Company and its customers, including but not limited to, trade secrets, methods, models, passwords, access to trade secrets, methods, technical data, models, passwords, access to computer files, financial information and records, computer software programs, Company Intellectual Property as defined in the Merger Agreement, agreements and/or contracts between the Company and its customers, customer contacts, customer preferences, marketing plans, creative policies and ideas, marketing promotions, corporate sponsorship tie-ins/program development, patents, patent applications and strategies, television, radio and print advertising support, annual/strategic planning, media relations, general marketing promotion development, sweepstakes programs and premium offers, advertising campaigns, creative and media materials, sales promotions and campaigns, special events materials, budgets, practices, concepts, strategies, methods of operation, financial or business projections of the Company, and information about or received from customers and other companies with which the Company does business.

5. In the course of the Executive's employment with the Company he will acquire and have access to confidential information. The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time (whether during the term of his employment with the Company or after termination of this Agreement), disclose to anyone (other than to his spouse or to his counsel in the course of a dispute arising from the alleged disclosure of confidential information or as required by law) any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties.

6. During the term of his employment with the Company, the Executive agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, or on his own behalf, or on behalf of any other person, firm or entity, to join, become employed by, set up or engage in any business that is or is intended to be competitive with the business of the Company.

7. The Executive agrees that he will not at any time, either during the term of his employment with the Company or thereafter, in any way use or disclose any confidential information to advance any activities which if taken during the Restricted Period would have violated the provisions of this Agreement. The Executive agrees that the foregoing restrictions shall apply whether or not any such information is marked "confidential".

8.      The term "confidential information" does not include information which
        (i) is or becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a customer of the Company.

9. In the event that the Executive becomes legally required to disclose any confidential information, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement to permit a particular disclosure. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement to permit a particular disclosure, the Executive will furnish only that portion of the confidential information which he is legally required to disclose and, at the Company's expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information.

10. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "MATERIAL") compiled by him or made available to him during his employment with the Company and/or its predecessor (whether or not the material contains confidential information), and in connection with the performance of his duties hereunder, shall be the property of the Company and shall be delivered to the Company on the termination of the Executive's employment with the Company or at any other time upon request.

11. Except in connection with the Executive's duties as an employee of the Company, the Executive agrees that he will not make or retain copies or excerpts of the material.

12. If the Executive commits a breach or is about to commit a breach, of any of the provisions of this paragraphs 8, the Company shall have the right to have the provisions of this Agreement specifically enforced by the arbitrator agreed to by the parties or by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

13.     The parties acknowledge that:

               (i) the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company described above, other legitimate business interests and the goodwill associated with the business of the Company, including without limitation, the business acquired pursuant to the Merger Agreement;

               (ii) the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties, represented by legal counsel, and are given as an integral part of the transactions contemplated by the Merger Agreement; and

               (iii) because of the nature of the business engaged in by the Company and the fact that customers can be and are serviced by the Company wherever they are located, it is impractical and unreasonable to place a geographic limitation on the agreements made by the Executive herein. If any of the covenants contained in this Agreement, or any part thereof, are held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree:

                      (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitration panel making such determination and

                      (y) in its reduced form, such covenant shall then be
               enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made.

14. The temporal duration of the noncompete/non-solicitation/non-servicing covenants set forth in this Agreement shall not expire, and shall be tolled, during any period in which Executive is in violation of any of the non-solicitation/non-servicing covenants set forth in this Agreement; and all restrictions shall automatically be extended by the period of Executive's violation of any such restrictions.

15. Each of the covenants and agreements contained in this Agreement (collectively, the "PROTECTIVE COVENANTS") is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Agreement.

16. Notwithstanding any provision herein to the contrary, if Executive is involuntarily terminated by the Company without Cause or the Executive voluntarily terminates for Good Reason (both Cause and Good Reason are defined in Attachment A to the offer letter from the Parent to Executive dated May 23, 2002), the restrictions imposed by this Agreement shall terminate one year from the date of Employee's date of termination of employment with the Company.

17. Prior to accepting employment with any person, firm or entity during the Restricted Period, the Executive shall notify the prospective employer in writing of his obligations pursuant to this Agreement.



                                    IN-CHIP ACQUISITION, INC.



                                    BY: /s/ James Pekarsky
                                        ----------------------------------------
                                            JAMES PEKARSKY
                                            SECRETARY


                                        /s/ Tushar Gheewala
                                        ----------------------------------------
                                            TUSHAR GHEEWALA

                                                                    Attachment C

                            VIRAGE LOGIC CORPORATION

            EMPLOYEE INVENTION AND CONFIDENTIAL INFORMATION AGREEMENT

               In partial consideration and as a condition of my employment or continued employment with Virage Logic Corporation, a Delaware corporation (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the "COMPANY"), and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

        1. NONCOMPETITION. During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of the Company and will not, without the prior written approval of (i) an officer of the Company if I am not an executive officer of the Company or (ii) the Board of Directors of the Company if I am an executive officer of the Company, (a) engage in any other professional employment, consulting or other activity relating to the actual or demonstrably anticipated business of the Company or which would otherwise conflict with my obligations to the Company, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company.

        2. NONSOLICITATION. During the term of my employment by the Company, and for twelve months thereafter, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of the Company, either on my own behalf or on behalf of any other person or entity.

        3. CONFIDENTIALITY OBLIGATION. I will hold all Company Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential Information, except
(a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of the Company. "CONFIDENTIAL INFORMATION" is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, mask works, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities, or financial statements.

        4. INFORMATION OF OTHERS. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

        5. COMPANY PROPERTY. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, I will promptly deliver all such materials to the Company and will sign and deliver to the Company the "Termination Certificate" attached hereto as Exhibit A.

        6. OWNERSHIP OF INVENTIONS. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of the Company or from access to the Company Confidential Information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively "INVENTIONS") shall be the property of the Company, and, to the extent permitted by law, shall be "works made for hire." I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist the Company (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

        7. EXCLUDED INVENTIONS. Attached hereto as Exhibit B is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by the Company. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualifies under
Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit C.

        8. PATENT APPLICATIONS. If the Company files an original United States patent application covering any invention of which I am a named inventor, I will receive an inventor's award commensurate with the company U.S. Patent Award Program.

        9. PRIOR CONTRACTS. I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

        10. AGREEMENTS WITH THE UNITED STATES GOVERNMENT AND OTHER THIRD PARTIES. I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

        11. NO EMPLOYMENT AGREEMENT. I agree that unless specifically provided in another writing signed by me and an officer of the Company, my employment by the Company is not for a definite period of time. Rather, my employment relationship with the Company is one of employment at will and my continued employment is not obligatory by either myself or the Company.

        12. MISCELLANEOUS.

               12.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

               12.2 ENFORCEMENT. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement, shall be deemed valid, and enforceable to the full extent possible.

               12.3 INJUNCTIVE RELIEF; CONSENT TO JURISDICTION. I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the State of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

               12.4 ARBITRATION. I further agree that the Company, at its option, may elect to submit any dispute or controversy arising out of or related to this Agreement for final settlement by arbitration conducted in Alameda County, California in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.

               12.5 ATTORNEYS' FEES. If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non prevailing party shall pay all costs and expenses of the prevailing party.

               12.6 WAIVER. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

               12.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

               12.8 HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

               12.9 ENTIRE AGREEMENT; MODIFICATIONS. This Employee Invention and Confidential Information Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, I have executed this Employee Invention and Confidential Information Agreement as of the ___ day of _____, 200_.



                                        ----------------------------------------
                                        Employee Signature


                                        ----------------------------------------
                                        Type/Print Employee's Name

                                        Address:
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

                                        Fax Number:
                                                   -----------------------------

                                        E-mail:
                                                   -----------------------------




RECEIPT ACKNOWLEDGED:

VIRAGE LOGIC CORPORATION

By:
      ---------------------------------

Title:
      ---------------------------------

                                    EXHIBIT A

                            TERMINATION CERTIFICATION

               This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Virage Logic Corporation, its subsidiaries, affiliates, successors, or assigns (together, the "COMPANY").

               I further certify that I have complied with all the terms of the Company's Employee Invention and Confidential Information Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

               I further agree that, in compliance with the Employee Invention and Confidential Information Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Invention and Confidential Information Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.



Date:
     -----------------------




                                            ------------------------------------
                                            Employee's Signature


                                            ------------------------------------
                                            Type/Print Employee's Name

                                    EXHIBIT B

       EXCLUDED INVENTIONS, IMPROVEMENTS, AND ORIGINAL WORKS OF AUTHORSHIP

                 (please mark N/A and initial if not applicable)



                                                             Identifying Number
Title                           Date                        Or Brief Description
-----                           ----                        --------------------









                                    EXHIBIT C

                              CALIFORNIA LABOR CODE

Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

        (2)    Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Added Stats 1979 ch 1001 (Section)1; Amended Stats 1986 ch 346 Section 1.